Exhibit 99.1

FOR IMMEDIATE RELEASE
July 21, 2021

FOR ADDITIONAL INFORMATION, PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS RECORD EARNINGS FOR THE SECOND CONSECUTIVE QUARTER 2021

Earnings Summary
(in thousands except per share data)	2Q 2021	1Q 2021	2Q 2020	YTD 2021	YTD 2020
Net income	$23,931	$23,618	$19,652	$47,549	$26,231
Earnings per share	$1.35	$1.33	$1.11	$2.67	$1.48
Earnings per share - diluted	$1.34	$1.33	$1.11	$2.67	$1.48

Return on average assets	1.76%	1.84%	1.63%	1.80%	1.14%
Return on average equity	14.20%	14.48%	12.66%	14.34%	8.45%
Efficiency ratio	53.17%	50.37%	55.17%	51.76%	57.12%
Tangible common equity	11.39%	11.27%	11.42%

Dividends declared per share	$0.385	$0.385	$0.380	$0.770	$0.760
Book value per share	$38.36	$37.14	$35.51

Weighted average shares	17,784	17,774	17,739	17,779	17,746
Weighted average shares - diluted	17,800	17,787	17,742	17,794	17,753

Community Trust Bancorp, Inc. (NASDAQ-CTBI) experienced record earnings for the second consecutive quarter as our loan portfolio quality and the industry outlook continue to see improvement, allowing a reduction in credit loss reserves.  Earnings for the second quarter 2021 were a record $23.9 million, or $1.35 per basic share, compared to $23.6 million, or $1.33 per basic share, earned during the first quarter 2021 and $19.7 million, or $1.11 per basic share, earned during the second quarter 2020.  Earnings for the six months ended June 30, 2021 were $47.5 million compared to $26.2 million for the six months ended June 30, 2020.  Deposit growth as a result of the government stimulus, along with lack of loan growth, continues to put pressure on our net interest margin.  Total revenue declined from prior quarter as a result of the continued pressure on our net interest margin, but noninterest income remained steady.

2nd Quarter 2021 Highlights

❖	Net interest income for the quarter of $40.0 million was $0.2 million, or 0.6%, below prior quarter but $1.5 million, or 4.0%, above second quarter 2020.

❖
We recovered $4.3 million of our provision for credit losses during the quarter ended June 30, 2021.  The reduction to our allowance for credit losses was the result of continued positive credit metrics, the lack of pandemic related losses provided for in the first quarter 2020, and an improvement in the industry outlook for certain industries included in our concentrations of credit.  We also recognized a recapture of allowance for credit losses in the first quarter 2021 and the second quarter 2020 with credits to the provision for credit losses of $2.5 million and $49 thousand, respectively.

❖	Our loan portfolio decreased $90.3 million, an annualized 10.2%, during the quarter and $90.3 million, or 2.6%, from June 30, 2020.

❖
CTBI experienced continued improvement in loan losses, as we saw a net recovery of loan losses of $0.6 million for the quarter ended June 30, 2021, compared to net loan charge-offs of $0.2 million, or 0.02% of average loans annualized, for the quarter ended March 31, 2021 and $2.8 million, or 0.32% annualized, for the second quarter 2020.

❖
Asset quality remains strong from prior quarter as our nonperforming loans, excluding troubled debt restructurings, remained relatively flat from $21.0 million at March 31, 2021 to $21.1 million at June 30, 2021, down $15.0 million from June 30, 2020.  Nonperforming assets at $27.0 million decreased $0.3 million from March 31, 2021 and $26.8 million from June 30, 2020.

❖	Deposits, including repurchase agreements, increased $106.3 million, an annualized 9.3%, during the quarter and $426.0 million, or 10.0%, from June 30, 2020.

❖
Noninterest income for the quarter ended June 30, 2021 of $15.5 million  decreased slightly from prior quarter by $0.1 million, or 0.4%, but increased $2.6 million, or 20.5%, from prior year same quarter.

❖	Noninterest expense for the quarter ended June 30, 2021 of $29.5 million increased $1.2 million, or 4.2%, from prior quarter, and $1.6 million, or 5.7%, from prior year same quarter.

COVID-19

We continue working with our customers through the COVID-19 pandemic.  At June 30, 2021, the number of customers with CARES Act deferrals reduced to 60 for a total outstanding amount of $28.6 million.  The majority of our CARES Act deferrals have been 90 day deferrals.  Total outstanding deferrals include 21 commercial loan deferrals with a total outstanding amount of $26.0 million, 29 residential loan deferrals with a total outstanding amount of $2.4 million, and 10 consumer loan deferrals with a total outstanding amount of $0.2 million.  These loan deferrals and modifications have been executed consistent with the guidelines of the CARES Act.  Pursuant to the CARES Act, these loan deferrals are not included in our nonperforming loans disclosed below.

At June 30, 2021, we had closed 6,312 Paycheck Protection Program (PPP) loans totaling $401.3 million, including $124.3 million stemming from the Consolidated Appropriations Act 2021.  Through June 30, 2021, we have had $217.2 million of our PPP loans forgiven by the SBA.

Net Interest Income

				Percent Change
				2Q 2021 Compared to:
($ in thousands)	2Q 2021	1Q 2021	2Q 2020	1Q 2021	2Q 2020	YTD 2021	YTD 2020	Percent Change
Components of net interest income
Income on earning assets	$44,105	$44,428	$45,149	(0.7%)	(2.3%)	$88,533	$90,017	(1.6%)
Expense on interest bearing liabilities	3,868	3,969	6,506	(2.5%)	(40.5%)	7,837	14,961	(47.6%)
Net interest income (tax equivalent)	$40,237	$40,459	$38,643	(0.5%)	4.1%	$80,696	$75,056	7.5%

Average yield and rates paid
Earning assets yield	3.41%	3.63%	3.98%	(6.1%)	(14.3%)	3.52%	4.18%	(15.8%)
Rate paid on interest bearing liabilities	0.45%	0.48%	0.85%	(6.3%)	(47.1%)	0.47%	1.01%	(53.5%)
Gross interest margin	2.96%	3.15%	3.13%	(6.0%)	(5.4%)	3.05%	3.17%	(3.8%)
Net interest margin	3.11%	3.31%	3.41%	(6.0%)	(8.8%)	3.21%	3.49%	(8.0%)

Average balances
Investment securities	$1,223,123	$1,061,304	$711,336	15.2%	71.9%	$1,142,660	$681,094	67.8%
Loans	$3,495,655	$3,548,358	$3,461,505	(1.5%)	1.0%	$3,521,861	$3,362,217	4.7%
Earning assets	$5,184,923	$4,957,636	$4,559,670	4.6%	13.7%	$5,071,907	$4,326,752	17.2%
Interest-bearing liabilities	$3,424,218	$3,335,206	$3,094,931	2.7%	10.6%	$3,379,958	$2,971,064	13.8%

Net interest income for the quarter of $40.0 million decreased $0.2 million, or 0.6%, from first quarter 2021 but increased $1.5 million, or 4.0%, from second quarter 2020.  Our net interest margin at 3.11% decreased 20 basis points from prior quarter and 30 basis points from prior year same quarter, as our average earning assets increased $227.3 million and $625.3 million, respectively, during those same periods.  Our yield on average earning assets decreased 22 basis points from prior quarter and 57 basis points from prior year same quarter, and our cost of funds decreased 3 basis points from prior quarter and 40 basis points from prior year same quarter.  Net interest income for the six months ended June 30, 2021 increased $5.5 million, or 7.4%, compared to the six months ended June 30, 2020.

The PPP loan portfolio had an annualized yield for the quarter of 6.04%, a one basis point increase from the 6.03% yield in the first quarter 2021.  Interest income on the portfolio was $0.6 million during the quarter, down $0.1 million from prior quarter, while the amortization of net loan origination fees from current outstanding loans and recognition of net fee income from paid and forgiven loans was $3.0 million, down $0.3 million from prior quarter.  These fees are amortized over the life of the loan with any unamortized balance fully recognized at the time of loan forgiveness.  The impact to the net interest margin of the $3.0 million in fee income recognized was 23 basis points for the second quarter 2021, a 4 basis point decline from the 27 basis points for the first quarter 2021.  While the PPP loan portfolio significantly impacted the net interest margin year over year, the decrease from prior quarter was primarily the result of a reduction in yield on our commercial real estate and indirect loan portfolios, along with an increase in our lower yielding financial assets due to the decrease in our loan portfolio and an increase in our investment portfolio.

Our ratio of average loans to deposits, including repurchase agreements, was 75.0% for the quarter ended June 30, 2021 compared to 79.9% for the quarter ended March 31, 2021 and 84.5% for the quarter ended June 30, 2020.

Noninterest Income

				Percent Change
				2Q 2021 Compared to:
($ in thousands)	2Q 2021	1Q 2021	2Q 2020	1Q 2021	2Q 2020	YTD 2021	YTD 2020	Percent Change
Deposit service charges	$6,358	$6,022	$4,967	5.6%	28.0%	$12,380	$10,883	13.8%
Trust revenue	3,349	2,951	2,569	13.5%	30.4%	6,300	5,453	15.5%
Gains on sales of loans	1,907	2,433	1,753	(21.6%)	8.8%	4,340	2,236	94.1%
Loan related fees	1,004	2,270	822	(55.8%)	22.1%	3,274	917	257.0%
Bank owned life insurance revenue	581	573	564	1.4%	3.0%	1,154	1,137	1.5%
Brokerage revenue	554	457	313	21.2%	77.0%	1,011	685	47.6%
Other	1,768	871	1,891	103.0%	(6.5%)	2,639	3,089	(14.6%)
Total noninterest income	$15,521	$15,577	$12,879	(0.4%)	20.5%	$31,098	$24,400	27.5%

Noninterest income for the quarter ended June 30, 2021 of $15.5 million was a slight decrease of $0.1 million, or 0.4%, from prior quarter but a $2.6 million, or 20.5%, increase from prior year same quarter.  Increases from prior quarter in deposit service charges, trust revenue, and securities gains were offset by declines in gains on sales of loans and loan related fees.  The increase in noninterest income from prior year same quarter was primarily the result of increases in gains on sales of loans, deposit service charges, trust revenue, and loan related fees.  Noninterest income for the six months ended June 30, 2021 of $31.1 million was a $6.7 million, or 27.5% increase from the six months ended June 30, 2020.

Deposit service charges were impacted during the quarter and year over year by the continued increase in deposits due to the government stimulus, as gains on sales of loans have been impacted by the slowdown in the industry-wide refinancing boom.  Loan related fees were primarily impacted by the change in the fair market value of mortgage servicing rights.  As trust revenue is largely driven by the market value of the portfolios managed, it has benefited from an increase in equity market values, a larger volume of managed assets, and robust sales.  Brokerage revenue has benefited from a change in sales mix moving more to fee based revenue and from the low interest rates driving some investors into annuities and out of lower paying deposit products.

Noninterest Expense

				Percent Change
				2Q 2021 Compared to:
($ in thousands)	2Q 2021	1Q 2021	2Q 2020	1Q 2021	2Q 2020	YTD 2021	YTD 2020	Percent Change
Salaries	$11,706	$11,412	$11,481	2.6%	2.0%	$23,118	$23,011	0.5%
Employee benefits	7,254	5,421	3,672	33.8%	97.5%	12,675	7,173	76.7%
Net occupancy and equipment	2,668	2,828	2,624	(5.7%)	1.7%	5,496	5,330	3.1%
Data processing	1,870	2,159	1,875	(13.4%)	(0.3%)	4,029	3,853	4.6%
Legal and professional fees	753	893	1,010	(15.7%)	(25.4%)	1,646	2,056	(19.9%)
Advertising and marketing	710	722	568	(1.7%)	25.0%	1,432	1,202	19.1%
Telephone	502	509	457	(1.4%)	9.8%	1,011	890	13.6%
Other	4,035	4,366	6,222	(7.6%)	(35.1%)	8,401	12,615	(33.4%)
Total noninterest expense	$29,498	$28,310	$27,909	4.2%	5.7%	$57,808	$56,130	3.0%

Noninterest expense for the quarter ended June 30, 2021 of $29.5 million increased $1.2 million, or 4.2%, from prior quarter, and $1.6 million, or 5.7%, from prior year same quarter.  The increase in noninterest expense was the result of an increase in personnel expense.  The increase in personnel expense quarter over quarter included a $1.5 million increase in bonuses and incentives as we increased the accruals for incentive payments based on our current projected earnings for the year.  Noninterest expense for the six months ended June 30, 2021 increased $1.7 million, or 3.0%, compared to the six months ended June 30, 2020.

Balance Sheet Review

Total Loans
				Percent Change
				2Q 2021 Compared to:
($ in thousands)	2Q 2021	1Q 2021	2Q 2020	1Q 2021	2Q 2020
Commercial nonresidential real estate	$979,760	$732,978	$772,537	33.7%	26.8%
Commercial residential real estate	309,627	305,079	257,517	1.5%	20.2%
SBA guaranteed PPP loans	175,983	254,732	266,951	(30.9%)	(34.1%)
Other commercial	356,359	607,695	609,004	(41.4%)	(41.5%)
Total commercial	1,821,729	1,900,484	1,906,009	(4.1%)	(4.4%)

Residential mortgage	762,649	770,026	780,632	(1.0%)	(2.3%)
Home equity loans/lines	102,551	101,595	108,531	0.9%	(5.5%)
Total residential	865,200	871,621	889,163	(0.7%)	(2.7%)

Consumer indirect	610,024	617,305	596,314	(1.2%)	2.3%
Consumer direct	151,540	149,394	147,284	1.4%	2.9%
Total consumer	761,564	766,699	743,598	(0.7%)	2.4%

Total loans	$3,448,493	$3,538,804	$3,538,770	(2.6%)	(2.6%)

Total Deposits and Repurchase Agreements
				Percent Change
				2Q 2021 Compared to:
($ in thousands)	2Q 2021	1Q 2021	2Q 2020	1Q 2021	2Q 2020
Non-interest bearing deposits	$1,286,989	$1,283,309	$1,109,873	0.3%	16.0%
Interest bearing deposits
Interest checking	99,226	91,803	77,518	8.1%	28.0%
Money market savings	1,281,431	1,240,530	1,209,633	3.3%	5.9%
Savings accounts	596,426	574,181	487,172	3.9%	22.4%
Time deposits	1,059,630	1,043,949	1,088,113	1.5%	(2.6%)
Repurchase agreements	370,568	354,235	296,007	4.6%	25.2%
Total interest bearing deposits and repurchase agreements	$3,407,281	$3,304,698	$3,158,443	3.1%	7.9%
Total deposits and repurchase agreements	$4,694,270	$4,588,007	$4,268,316	2.3%	10.0%

CTBI’s total assets at $5.5 billion increased $134.0 million, or 10.0% annualized, from March 31, 2021 and $471.3 million, or 9.4%, from June 30, 2020.  Loans outstanding at June 30, 2021 were $3.4 billion, a decrease of $90.3 million, an annualized 10.2%, from March 31, 2021 and $90.3 million, or 2.6%, from June 30, 2020.  Loans, excluding PPP loans, declined $11.6 million during the quarter, with a $7.3 million decrease in the indirect consumer loan portfolio and a $6.4 million decrease in the residential loan portfolio, offset partially by a $2.1 million increase in the direct consumer loan portfolio.  The commercial loan portfolio decreased as the result of a $78.8 million decline in PPP loans.  CTBI’s investment portfolio increased $202.7 million, or an annualized 70.2%, from March 31, 2021 and $617.5 million, or 83.2%, from June 30, 2020 as we continued to deploy our increased liquidity in investments due to continued soft loan demand.  Deposits in other banks increased $34.1 million from prior quarter but decreased $24.4 million from prior year same quarter.  Deposits, including repurchase agreements, at $4.7 billion increased $106.3 million, or an annualized 9.3%, from March 31, 2021 and $426.0 million, or 10.0%, from June 30, 2020, due to the ongoing government stimulus.

Shareholders’ equity at June 30, 2021 was $684.1 million, a $22.0 million increase from the $662.1 million at March 31, 2021 and a $52.2 million increase from the $631.8 million at June 30, 2020.  CTBI’s annualized dividend yield to shareholders as of June 30, 2021 was 3.81%.

Asset Quality

CTBI’s total nonperforming loans, not including performing troubled debt restructurings, were $21.1 million, or 0.61% of total loans, at June 30, 2021 compared to $21.0 million, or 0.59% of total loans, at March 31, 2021 and $36.2 million, or 1.02% of total loans, at June 30, 2020.  Accruing loans 90+ days past due decreased $0.5 million from prior quarter and $13.5 million from June 30, 2020.  Nonaccrual loans increased $0.6 million during the quarter but decreased $1.5 million from March 31, 2020.  Accruing loans 30-89 days past due at $10.8 million decreased $2.4 million from prior quarter and $2.8 million from June 30, 2020.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

Our level of foreclosed properties at $5.8 million at June 30, 2021 was a $0.4 million decrease from the $6.2 million at March 31, 2021 and an $11.8 million decrease from the $17.7 million at June 30, 2020.  Sales of foreclosed properties for the quarter ended June 30, 2021 totaled $0.4 million while new foreclosed properties totaled $0.4 million.  At June 30, 2021, the book value of properties under contracts to sell was $0.3 million; however, the closings had not occurred at quarter-end.

CTBI experienced continued improvement in loan losses, as we saw a net recovery of loan losses of $0.6 million for the quarter ended June 30, 2021, compared to net loan charge-offs of $0.2 million, or 0.02% of average loans annualized, for the quarter ended March 31, 2021 and $2.8 million, or 0.32% annualized, for the second quarter 2020.  For the six months ended June 30, 2021 we experienced a net recovery of loan losses of $0.4 million compared to net charge-offs of $4.2 million, or 0.25% of average loans annualized, for the six months ended June 30, 2020.

Allowance for Credit Losses

We recovered $4.3 million of our provision for credit losses during the quarter ended June 30, 2021.  The reduction was the result of continued positive credit metrics, the lack of pandemic related losses provided for in Q1 2020 as well as an improvement in the industry outlook for certain industries included in our concentrations of credit..  We also recognized a recapture of allowance for credit losses in the first quarter 2021 and the second quarter 2020 with credits to the provision for credit losses of $2.5 million and $49 thousand, respectively.  Our reserve coverage (allowance for credit losses to nonperforming loans) at June 30, 2021 was 197.2% compared to 215.5% at March 31, 2021 and 129.0% at June 30, 2020.  Our credit loss reserve as a percentage of total loans outstanding at June 30, 2021 was 1.21% (1.27% excluding PPP loans) compared to 1.28% at March 31, 2021 (1.38% excluding PPP loans) and 1.32% at June 30, 2020 (1.43% excluding PPP loans).

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of the COVID-19 pandemic on our business operations and credit quality and on general economic and financial market conditions, as well as our ability to respond to the related challenges; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $5.5 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2021
(in thousands except per share data and # of employees)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Interest income	$43,875	$44,211	$44,968	$88,086	$89,667
Interest expense	3,868	3,969	6,506	7,837	14,961
Net interest income	40,007	40,242	38,462	80,249	74,706
Loan loss provision	(4,257)	(2,499)	(49)	(6,756)	12,658

Gains on sales of loans	1,907	2,433	1,753	4,340	2,236
Deposit service charges	6,358	6,022	4,967	12,380	10,883
Trust revenue	3,349	2,951	2,569	6,300	5,453
Loan related fees	1,004	2,270	822	3,274	917
Securities gains (losses)	280	(168)	937	112	1,186
Other noninterest income	2,623	2,069	1,831	4,692	3,725
Total noninterest income	15,521	15,577	12,879	31,098	24,400

Personnel expense	18,960	16,833	15,153	35,793	30,184
Occupancy and equipment	2,668	2,828	2,624	5,496	5,330
Data processing expense	1,870	2,159	1,875	4,029	3,853
FDIC insurance premiums	323	326	294	649	441
Other noninterest expense	5,677	6,164	7,963	11,841	16,322
Total noninterest expense	29,498	28,310	27,909	57,808	56,130

Net income before taxes	30,287	30,008	23,481	60,295	30,318
Income taxes	6,356	6,390	3,829	12,746	4,087
Net income	$23,931	$23,618	$19,652	$47,549	$26,231

Memo: TEQ interest income	$44,105	$44,428	$45,149	$88,533	$90,017

Average shares outstanding	17,784	17,774	17,739	17,779	17,746
Diluted average shares outstanding	17,800	17,787	17,742	17,794	17,753
Basic earnings per share	$1.35	$1.33	$1.11	$2.67	$1.48
Diluted earnings per share	$1.34	$1.33	$1.11	$2.67	$1.48
Dividends per share	$0.385	$0.385	$0.38	$0.770	$0.76

Average balances:
Loans	$3,495,655	$3,548,358	$3,461,505	$3,521,861	$3,362,217
Earning assets	5,184,923	4,957,636	4,559,670	5,071,907	4,326,752
Total assets	5,450,182	5,219,406	4,837,293	5,335,432	4,609,851
Deposits, including repurchase agreements	4,661,615	4,442,647	4,096,647	4,552,736	3,863,536
Interest bearing liabilities	3,424,218	3,335,206	3,094,931	3,379,958	2,971,064
Shareholders' equity	675,727	661,302	624,111	668,555	624,261

Performance ratios:
Return on average assets	1.76%	1.84%	1.63%	1.80%	1.14%
Return on average equity	14.20%	14.48%	12.66%	14.34%	8.45%
Yield on average earning assets (tax equivalent)	3.41%	3.63%	3.98%	3.52%	4.18%
Cost of interest bearing funds (tax equivalent)	0.45%	0.48%	0.85%	0.47%	1.01%
Net interest margin (tax equivalent)	3.11%	3.31%	3.41%	3.21%	3.49%
Efficiency ratio (tax equivalent)	53.17%	50.37%	55.17%	51.76%	57.12%

Loan charge-offs	$948	$1,470	$3,809	$2,418	$6,224
Recoveries	(1,554)	(1,293)	(1,047)	(2,847)	(2,064)
Net charge-offs	$(606)	$177	$2,762	$(429)	$4,160

Market Price:
High	$45.95	$47.53	$37.07	$47.53	$46.87
Low	$39.76	$36.02	$26.45	$36.02	$26.45
Close	$40.38	$44.03	$32.76	$40.38	$32.76

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2021
(in thousands except per share data and # of employees)

	As of	As of	As of
	June 30, 2021	March 31, 2021	June 30, 2020
Assets:
Loans	$3,448,493	$3,538,804	$3,538,770
Loan loss reserve	(41,695)	(45,346)	(46,634)
Net loans	3,406,798	3,493,458	3,492,136
Loans held for sale	4,912	17,748	28,987
Securities AFS	1,357,597	1,155,195	740,479
Equity securities at fair value	2,523	2,243	2,093
Other equity investments	13,915	14,858	15,295
Other earning assets	392,591	358,529	416,980
Cash and due from banks	63,917	66,664	63,194
Premises and equipment	40,391	40,997	42,810
Right of use asset	12,729	12,787	13,867
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	133,300	132,150	141,510
Total Assets	$5,494,163	$5,360,119	$5,022,841

Liabilities and Equity:
Interest bearing checking	$99,226	$91,803	$77,518
Savings deposits	1,877,857	1,814,711	1,696,805
CD's >=$100,000	561,269	547,767	537,124
Other time deposits	498,361	496,182	550,989
Total interest bearing deposits	3,036,713	2,950,463	2,862,436
Noninterest bearing deposits	1,286,989	1,283,309	1,109,873
Total deposits	4,323,702	4,233,772	3,972,309
Repurchase agreements	370,568	354,235	296,007
Other interest bearing liabilities	58,726	58,731	59,246
Lease liability	13,529	13,549	14,550
Other noninterest bearing liabilities	43,555	37,763	48,882
Total liabilities	4,810,080	4,698,050	4,390,994
Shareholders' equity	684,083	662,069	631,847
Total Liabilities and Equity	$5,494,163	$5,360,119	$5,022,841

Ending shares outstanding	17,831	17,826	17,795

30 - 89 days past due loans	$10,847	$13,204	$13,666
90 days past due loans	8,283	8,816	21,799
Nonaccrual loans	12,863	12,223	14,358
Restructured loans (excluding 90 days past due and nonaccrual)	66,887	68,485	59,823
Foreclosed properties	5,848	6,224	17,675

Community bank leverage ratio	12.45%	12.70%	12.92%
Tangible equity to tangible assets ratio	11.39%	11.27%	11.42%
FTE employees	961	970	979